EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Form S-1 registration statement of Three Forks, Inc. our report dated January 31, 2014 on our audit of the financial statements of Three Forks, Inc. as of December 31, 2012 and the related statement of operations, stockholders' equity (deficit) and cash flow for the year then ended and for the period from inception (March 28, 2012) to December 31, 2012 and those of Five JAB, Inc. for the years ended December 31, 2012 and 2011, and the reference to us under the caption "Experts".



/s/ BF Borgers, CPA, PC




B F BORGERS, CPA, PC
Denver, CO
January 31, 2014